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                                                     FMC Corporation
SIGNATURE                                            Quarterly Report
                                                     on Form 10-Q for
                                                     March 31, 1996


Exhibit 15     Letter re: Unaudited Interim Financial Information
               --------------------------------------------------



FMC Corporation
Chicago, Illinois


Gentlemen:

Re: Registration Statement No. 33-10661 and No. 33-7749 on Form S-8 and Registration Statement No. 33-62415 and No. 33-45648 on Form S-3.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated April 15, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



Very truly yours,



KPMG Peat Marwick LLP

Chicago, Illinois
April 24, 1996